                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement [Form 20-F/A
Amendment No. 3] of our report dated May 21, 2004 (except for note 1 which is as of December 16, 2004) with respect to the consolidated financial statements of
LMS Medical Systems Ltd. as at March 31, 2004 and October 31, 2003 and for the
five-month period ended March 31, 2004 and for each year in the three-year period ended October 31, 2003, 2002, and 2001 and of our report dated May 21,
2004 (except for note 1 which is as of September 15, 2004) with respect to the financial statements of LMS Medical Systems Inc. (formerly Trophy Capital Inc.)
as at March 31, 2004 and November 30, 2003 and for the four-month period ended
March 31, 2004 and the 320-day period ended November 30, 2003.

                                                      /s/ Ernst & Young LLP
                                                      --------------------------
Montreal, Canada,                                     Chartered Accountants
January 6, 2005